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                                  Exhibit 10.36

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (this "Lease") is dated as of the ____ day of June, 1999, by and between CAR LIT L.L.C., a Delaware limited liability company ("Landlord"), and LITHIA REAL ESTATE, INC., an Oregon corporation ("Tenant").

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Premises: that certain piece or parcel of land located in Medford, Jackson County, Oregon, as more fully described on Exhibit A attached hereto and made a part hereof, together with all improvements, fixtures and other items of real property now or hereafter located thereupon and all appurtenances, rights, privileges, easements and other property interests existing thereon and benefiting, belonging or pertaining thereto, subject, however, to all liens, encumbrances, restrictions, agreements, and other title matters of record.

      1.2 Lease Term: one hundred forty-four (144) months.

      1.3 Renewal Options: eight (8) options for five (5) years each, as more particularly described in Article XXII below.

      1.4 Lease Commencement Date: The date on which Landlord funds the purchase price for the Premises at the closing, pursuant to that certain Purchase Agreement (the "Purchase Agreement") dated as of December 17, 1998, by and between Landlord (as assignee of Capital Automotive L.P.), as purchaser, and Tenant or its Affiliate (as hereinafter defined) as seller).

      1.5 Base Rent: as set forth below.

     Lease Year                                           Base Rent Per annum

lst-3rd Lease Years                                           $521,463.00
4th and 5th Lease Years                                       $534,500.00
6th-l2th Lease Years                                          $542,322.00
13th-l7th Lease Years                                         $568,395.00
18th-22nd Lease Years                                         $599,683.00
23rd-27th Lease Years                                         $636,185.00
28th-32nd Lease Years                                         $677,902.00
33rd-37th Lease Years                                         $724,834.00
38th-42nd Lease Years                                         $776,980.00
43rd-47th Lease Years                                         $834,341.00
48th-52nd Lease Years                                         $896.917.00

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      1.6 [Intentionally omitted].

      1.7 [Intentionally omitted].

      1.8 Security Deposit Amount: Twenty-Eight Thousand Five Hundred Five Dollars ($28,505.00).

      1.9 Tenant Notice Address: c/o Lithia Motors, Inc., 360 East Jackson Street, Medford, Oregon 97501, Attn: Brian R. Neill.

      1.10 Landlord Notice Address: 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, Attention: Portfolio Manager.

      1.11 Guarantor(s): Lithia Motors, Inc.

                                   ARTICLE II
                                    PREMISES

      2.1 Lease of Premises. Tenant leases the Premises from Landlord for the term and upon the conditions and covenants set forth in this Lease.

      2.2 Contingency. Notwithstanding anything to the contrary contained in this Lease, in the event this Lease is executed prior to the conveyance of the Premises to Landlord, the parties acknowledge that the effectiveness of this Lease is contingent upon such conveyance and, in the event such conveyance fails to occur, this Lease shall be void and without force and effect.

                                   ARTICLE III
                                   LEASE TERM

      3.1 Lease Term. All of the provisions of this Lease shall be in full force and effect from and after the date first above written, subject to Section 2.2 above. The Lease Term shall commence on the Lease Commencement Date specified in
Section 1.4 above. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1 2 less the portion of the month prior to the date on which the Lease Commencement Date occurs. Landlord may provide Tenant with a certificate in the form of Exhibit B attached hereto confirming the Lease Commencement Date. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease.

      3.2 Lease Year. "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs.


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                                   ARTICLE IV
                                    BASE RENT

      4.1 Base Rent. From and after the Lease Commencement Date, Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during each Lease Year. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date.

      4.2 Base Rent Escalation. During the Lease Term, the Base Rent shall be increased from time to time as set forth in Section 1.5.

      4.3 Payment of Base Rent. All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, by direct deposit wire transfer of immediately available funds to the following bank account, or to such other party or address as Landlord may designate in writing:

             NationsBank, Richmond, Virginia
             ABA# 051000017
             For credit to Capital Automotive L.P.,
             Operating Account # 004112955706

Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder.

                                    ARTICLE V
                 NET LEASE; IMPOSITIONS; UTILITIES AND SERVICES

      5.1 Net Lease. Notwithstanding anything to the contrary contained herein, this Lease shall be an absolute net lease, so that this Lease shall yield all Base Rent payable hereunder as an absolutely net return to Landlord. Accordingly, with the sole exception of Landlord's Income Taxes (as hereinafter defined), Tenant shall pay all taxes, insurance and other costs, expenses and obligations of every kind and nature whatsoever relating to the Premises, including without limitation, costs with respect to the ownership and operation thereof (including without limitation, the costs of performing obligations imposed on the owner from time to time of the Premises pursuant to any deferred improvement agreements or any easement containing a covenant to bear the maintenance and repair costs incurred in connection with a drainage easement), which accrue prior to the expiration of the Lease Term. Tenant's obligation to pay all amounts described in this Section 5.1 shall survive the expiration or earlier termination of the Lease Term.

      5.2 Payment of Impositions. On or before the Lease Commencement Date, Tenant shall notify the appropriate taxing authorities to deliver directly to Tenant all statements and invoices for the Impositions, effective as of the Lease Commencement Date. Tenant shall pay all Impositions (as hereinafter defined) at least thirty (30) days prior to the date they become due;


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provided, however, that with respect to Impositions that are payable only after the applicable governmental or quasi-governmental authority notifies Tenant of the amount assessed, if Tenant is not notified of the amount of any such Imposition on or before the date that is thirty-five (35) days prior to the date on which such Impositions become due, then Tenant shall pay such Impositions prior to the earlier of (a) five (5) days after the date on which Tenant receives notice of the amount of the applicable Imposition and (b) the date on which such Imposition is due. As soon as practicable after the payment thereof but in no event more than ten (10) days after the date thereof, Tenant shall deliver to Landlord evidence of each such payment. To the extent that any such Impositions are imposed upon Landlord, at Landlord's option, Tenant shall either pay such Impositions directly to the taxing authority or reimburse Landlord for such Impositions. If the Lease Term expires on a day other than the first day or the last day of a calendar year, then Tenant's liability for Impositions for such calendar year shall be apportioned by multiplying the amount of the Impositions for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).

      5.3 Definition of Impositions. The term "Impositions" shall mean all present and future real estate taxes (and all taxes or other impositions that are in the nature of or in substitution for real estate taxes), vault and/or public space rentals, business district or arena taxes, special user fees, governmental charges, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or Tenant or assessed against the Premises, the fixtures, machinery, equipment or systems used in connection with the Premises or the business being operated on the Premises, including without limitation, taxes in the nature of a sales, use, gross receipts or other tax or levy on the rents payable by Tenant. Impositions shall not include any federal, state, or local income tax imposed on Landlord ("Landlord's Income Taxes"), except to the extent levied expressly in lieu of an imposition described in the first sentence of this Section 5.3.

      5.4 Contest of Impositions. Tenant, upon at least ten (10) days prior written notice to Landlord but without Landlord's consent, may in good faith and using counsel reasonably acceptable to Landlord, contest or review the existence, amount or applicability of any Impositions by appropriate legal or administrative proceedings, at Tenant's sole cost and expense; provided, however, that such contests are accomplished in the manner expressly permitted therefor in the jurisdiction in which the Premises is located, such that in no event whatsoever shall the failure to pay the Imposition being contested impair in any manner the Premises. Landlord, at no cost or expense to Landlord, shall execute such documents as are necessary, in Landlord's reasonable discretion, in connection with any such contest. Tenant shall be entitled to any refund received with respect to Impositions paid by Tenant.

      5.5 Utilities and Services. Tenant, at its own expense, shall arrange with the appropriate utility companies and service providers for the provision to the Premises of water, sewer, trash collection, electricity, gas, telephone, window washing, landscaping, snow removal, and all other utilities and services desired by Tenant ("Utilities and Services"). On or before the Lease Commencement Date, Tenant shall notify the appropriate utility and service providers to deliver directly to Tenant all statements and invoices for the amounts for which Tenant is responsible pursuant to this Section 5.5, effective as of the Lease Commencement Date. Tenant


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shall pay directly to the appropriate utility companies and service providers all charges for all Utilities consumed in and Services performed for the Premises, as and when such charges become due and payable. To the extent the invoices for any such Utilities and Services are received by Landlord, at Landlord's option, Tenant shall either pay the charge for such Utilities and Services directly to the utility or service provider or reimburse Landlord for such charges.

                                   ARTICLE VI
                                 USE OF PREMISES

      6.1 Use of Premises. Tenant shall use and occupy the Premises only for the purposes for which the Premises is being used as of the Lease Commencement Date and for any other motor vehicle retail or related purposes, and for no other purpose. Notwithstanding the foregoing, Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or that will constitute waste or nuisance. Tenant shall comply with all present and future laws (including, without limitation, the Americans with Disabilities Act (the "ADA") and the regulations promulgated thereunder, as the same may be amended from time to time), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations (including, without limitation, those made by any public or private agency having authority over insurance rates) (collectively, "Laws") concerning the use, occupancy and condition of the Premises and the business being conducted thereon, and all machinery, equipment, furnishings, fixtures and improvements on or used in connection with the Premises, all of which shall be complied with in a timely manner at Tenant's sole expense. If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense. Tenant shall deliver to Landlord, promptly upon request, all licenses, permits and other certificates evidencing compliance of Tenant and the Premises with Laws. If any such Law requires any modification to the Premises. Tenant shall perform such alterations, at its sole cost and expense, in accordance with the terms and conditions of Article IX below. Use of the Premises is subject to all covenants, conditions and restrictions of record. Tenant shall continuously, diligently and actively conduct its business in the Premises in a first-class and reputable manner.

      6.2 Assessments on Tenant's Business and Personalty. Tenant shall pay before delinquency any business, rent, sales, franchise or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as additional rent the amount of such tax or fee.

      6.3 Hazardous Materials.

            (a) Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be generated, used, released, stored or disposed of in or about the Premises, provided that Tenant may use, store and dispose of reasonable quantities of Hazardous Materials commonly used in motor vehicle retail or related business operations as may be reasonably


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necessary for Tenant to conduct such operations, provided such Hazardous
Materials are used, stored and disposed of in accordance with all Environmental Laws (as hereinafter defined) and commercially reasonable standards prevailing in the motor vehicle retail and related industries. Tenant acknowledges that Tenant or its Affiliate owned or leased the Premises immediately prior to the Lease Commencement Date. Accordingly, at the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in compliance with all Environmental Laws, without regard to whether any violations of Environmental Laws existed at the Premises as of the Lease Commencement Date. "Hazardous Materials" means (i) asbestos and any asbestos containing material,
(ii) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (iii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (iv) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Premises or hazardous to health or the environment. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S C. ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976,42 U.S.C. ss. 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300fet seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss. 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to Hazardous Materials, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

            (b) Tenant shall give Landlord immediate verbal and follow-up (within seventy-two (72) hours) written notice of any actual or threatened Environmental Default (as hereinafter defined). Tenant shall cure such Environmental Default in accordance with all Environmental Laws. An "Environmental Default" means any of the following: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises (regardless of whether or not a reporting requirement exists), which release, spill or discharge is not permitted under this Section 6.3; an environmental condition requiring responsive action, including without limitation, an environmental condition at the Premises caused by a third party; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity.


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Landlord shall have the right to require Tenant, at its sole cost and expense, to address such Environmental Default, in which event Landlord shall have the right to supervise and approve any actions taken by Tenant to address the Environmental Default. In the event that Tenant falls promptly to commence and thereafter diligently to pursue the compliance with such Environmental Laws, then Landlord shall have the right, but not the obligation, to perform, at Tenant's sole cost and expense, any lawful action necessary to address the same, in which event Tenant shall pay the costs thereof to Landlord as additional rent, within ten (10) days after written evidence thereof.

            (c) Landlord shall have the right, but not the obligation, to conduct, at its expense, periodic audits of the Premises (including without limitation, the air, soil, surface water and groundwater at or near the Premises) and Tenant's compliance with Environmental Laws with respect thereto. If Landlord reasonably determines that alterations or improvements or replacements of equipment on the Premises are necessary in connection with any such Environmental Laws, Landlord shall have the right to require Tenant, at its expense, to perform the same. In the event that Tenant fails promptly to commence and thereafter diligently to pursue the compliance with such Environmental Laws, then Landlord shall have the right, but not the obligation, to perform the same, at Tenant's sole cost and expense, in which event Tenant shall pay the costs thereof to Landlord as additional rent, within ten (10) days after written evidence thereof. If any lender or governmental agency having jurisdiction over Landlord, Tenant or the Premises shall require testing at or near the Premises and Landlord incurs expenses in complying with such requirement, then Tenant shall pay to Landlord the reasonable costs therefor as additional rent, within ten (10) days after written evidence thereof.

            (d) Tenant acknowledges that it or its Affiliate owned or leased and operated the Premises immediately prior to the Lease Commencement Date. Accordingly, as a material consideration for Landlord's willingness to enter into this Lease. Tenant hereby waives, and releases Landlord and its Affiliates from, any and all claims for damage, injury or loss (including without limitation, claims for the interruption of or loss to business) which relate to any Environmental Default, whether occurring prior or subsequent to the Lease Commencement Date. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at the Premises.

            (e) Tenant's obligations pursuant to this Section 6.3 shall survive the expiration or earlier termination of this Lease, but shall relate only to violations of Environmental Laws occurring prior to the expiration or earlier termination of this Lease, except to the extent caused by Tenant or anyone acting through or under Tenant following such expiration or earlier termination. If any required actions by Tenant pursuant to this Section 6.3 continue beyond the expiration or earlier termination of this Lease and hinder Landlord's ability to re-lease the same for the uses contemplated under this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent that would have been payable under this Lease for the period of such required actions in the absence of the expiration or earlier termination of this Lease.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLEYFING


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      7.1 Consent Required for Assignment or Subletting. Tenant shall not assign, transfer or otherwise encumber (collectively, "assign") this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Notwithstanding the foregoing, provided that there has occurred no Event of Default hereunder, Landlord shall not unreasonably withhold its consent to any proposed assignment of this Lease or subletting of the Premises to a franchisee under any franchise agreement approved by Landlord and in effect with respect to the business being conducted at the Premises, provided that Landlord determines, in its sole and absolute discretion, that (a) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VI hereof; (b) Landlord is satisfied with the financial condition of the assignee under any such assignment or the sublessee under any such sublease; (c) the initial Tenant remains fully liable as a primary obligor for the payment of all rent and other charges hereunder and for the performance of all its other obligations hereunder; (d) such assignment or sublease does not violate the terms of any Mortgage; and (e) such assignment or sublease is effected on a form approved by Landlord. Notwithstanding the foregoing, provided that there has occurred no Event of Default hereunder, Tenant may, upon thirty (30) days prior written notice to Landlord, but without Landlord's consent, sublet the Premises to an Affiliate of Tenant as described in clause (a) of Section 7.5 below, provided that the initial Tenant remains fully liable as a primary obligor for the payment of all rent and other charges hereunder and for the performance of all its other obligations hereunder and the Guarantor executes and delivers to Landlord an affirmation of its Guaranty in form satisfactory to Landlord. No assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any attempted assignment, transfer or other encumbrance of this Lease or all or any of Tenant's rights hereunder or interest herein, and any sublet or permission to use or occupy the Premises or any part thereof not in accordance with this
Article VII shall be void and of no force or effect. Any assignment or subletting, Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which there exists an Event of Default hereunder, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Notwithstanding anything to the contrary contained herein, Tenant shall not mortgage. pledge, hypothecate or encumber (collectively "mortgage") this Lease without Landlord's prior written consent, which consent shall not be unreasonably withheld. Without limiting the generality of the immediately preceding sentence, it is specifically agreed that it shall be reasonable for Landlord to withhold its consent if such mortgage (I) would (x) expand Landlord's obligations or liability under this Lease, or (y) reduce Tenant's obligations or liability under this Lease, or (z) require the consent of the holder of such mortgage to any cancellation, surrender, or modification of this Lease or (II) would violate the terms of any Mortgage. Tenant shall pay to Landlord as additional rent all reasonable expenses (including attorneys' fees and accounting costs) incurred by


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Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting or mortgage. Tenant shall notify Landlord prior to engaging a real estate broker in connection with any proposed assignment or sublease. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease or assignment or mortgage within ten (10) days after Tenant's execution thereof.

      7.2 Change in Control. If Tenant is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant (including each general partner), or any structural or other change having the effect of limiting the liability of the partners shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article; provided, however, that the foregoing portion of this sentence shall not apply to (a) the trading of stock in a corporation in the ordinary course through a national or regional exchange or over-the-counter market, or (b) the transfer of stock between or among any of the following: Sidney deBoer, his wife, his brothers and sisters, his brothers- and sisters-in-law, his children, his nieces and nephews. his grandchildren, his grand-nieces and -nephews (collectively, the "deBoer Family"), and charitable trusts, corporations, partnerships, trusts, and other entities, the equitable ownership of which is entirely owned by members of the deBoer Family. If Tenant is a limited liability company, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of members owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. In addition, a transfer of all or substantially all of the assets of Tenant, either by merger, consolidation, or otherwise shall be deemed to be an assignment under this Article VII.

      7.3 Notice to Landlord. If at any time during the Lease Term Tenant desires to assign, sublet or mortgage all or part of this Lease or the Premises, then in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction; the area proposed to be assigned, sublet or otherwise encumbered; the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.

      7.4 Restrictions and Obligations Extend to Transferees. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person or entity to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease


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and at Landlord's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option, the sublease shall not terminate as a matter of law and the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease.

      7.5 Affiliate. For purposes of this Lease, the term "control" shall mean the ownership of fifty percent (50%) or more of the stock or other voting interest of the controlled entity. For purposes of this Lease, the term "Affiliate" shall mean any person or entity that (a) directly or indirectly controls, is controlled by, or is under common control with, Landlord or Tenant, as applicable or (b) holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of an entity or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in any entity.

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

      8.1 Tenant to Maintain and Repair. Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises (including without limitation, all interior and exterior, structural, non-structural and systems maintenance, repairs and replacements) that are necessary or desirable to keep the Premises in at least as good a condition and repair as they were in on the Lease Commencement Date, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease, including without limitation, repairs required as a result of any act or omission of any invitee, agent, employee, Affiliate, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, "Invitees"). Tenant shall maintain all fixtures and personal property (including all equipment) located in, or serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, any improvements located in the Premises. Tenant shall maintain all drives, sidewalks, parking areas and lawns on the Premises in a clean condition, free of accumulations of dirt, trash, snow and ice. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in at least as good a condition and repair as they were in on the Lease Commencement Date, ordinary wear and tear excepted. Notwithstanding anything to the contrary contained herein, after the expiration of any applicable notice and cure period set forth in Section 17.1(b), Landlord shall have the right, but not the obligation, to make any repair and to charge Tenant as additional rent for all costs and expenses incurred in connection therewith.

      8.2 Fixtures. Tenant shall not remove from the Premises any fixtures unless replaced with similar fixtures of equal or greater quality and value. Each such fixture shall become the property of Landlord upon installing the same at the Premises. Tenant may not grant any lien or security interest in and to such fixture replacements without the prior written consent of Landlord, subject to the terms of Section 17.9 below with respect to Tenant's equipment, machinery and other personalty.

                                   ARTICLE IX
                                   ALTERATIONS

      9.1 As-Is Condition. TENANT ACKNOWLEDGES THAT IT OR ITS AFFILIATE OWNED OR LEASED AND OPERATED THE PREMISES IMMEDIATELY PRIOR TO THE LEASE COMMENCEMENT DATE. ACCORDINGLY, TENANT SHALL ACCEPT POSSESSION OF THE PREMISES IN ITS "AS IS" CONDITION AS OF THE LEASE COMMENCEMENT DATE. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, EITHER AS TO ITS FITNESS FOR USE, ITS DESIGN OR CONDITION, OR ANY PARTICULAR USE OR PURPOSE TO WHICH THE PREMISES MAY BE FIT, OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY DEFECTS, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. Landlord is under no obligation to make any alterations, decorations, additions, improvements or other changes (collectively, "Alterations") in or to the Premises.

      9.2 Consent Required for Alterations. Tenant shall not make or permit anyone to make any Alterations in or to the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right, upon at least ten
(10) days prior written notice to Landlord but without Landlord's consent, to perform any Alteration other than (a) Alterations that are capital in nature, irrespective of the cost thereof (including without limitation, Alterations to construct new buildings or structures on the Premises, or to repair, restore or replace the improvements existing on the Premises as of the date of this Lease in a manner other than that which constitutes ordinary and recurring maintenance) and (b) Alterations that cost more than One Hundred Thousand Dollars ($100,000.00). All Alterations in or to the Premises shall be made in a good, workmanlike and first-class manner, in accordance with such commercially reasonable terms and conditions as Landlord may impose. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises to any liens which may be filed in connection therewith. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord one (1) set of accurate as-built drawings showing such Alteration in place.

      9 3 Removal of Alterations. Except as otherwise expressly provided pursuant to Section 9.2 above, if any Alterations are made without the prior written consent of Landlord, then, after the expiration of any notice and cure period applicable pursuant to Section 17.1(b), Landlord shall have the right, in addition to all other remedies, at Tenants expense to remove and correct such Alterations and restore the Premises to its condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises during the Lease Term shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (a) if there exists no Event of Default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove all Alterations and other items in the Premises that Landlord designates in writing for removal. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to claim, during the Lease Term, all federal and state income tax benefits associated with Alterations to the Premises performed at Tenant's sole cost and expense during the Lease Term, if and to the extent permitted under applicable Laws; provided, however, that in no event shall Landlord have any liability to Tenant whatsoever in connection with any inability by Tenant to obtain any such benefits. Landlord shall have the right at Tenant's expense to repair all damage and injury to the Premises caused by any removal of such furniture, furnishings, equipment and Alterations or to require Tenant to do the same; provided, however, that Landlord shall not perform any such repair until after notice and the expiration of the applicable cure period pursuant to Section 17.1(b), if and to the extent that such cure period occurs prior to the expiration or earlier termination of the Lease Term. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant's expense to remove from the Premises such furniture, furnishings and equipment and any Alteration which Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all costs incurred by Landlord in effecting such return.

                                    ARTICLE X
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT

      10.1 Representations, Warranties and Covenants of Tenant. Tenant hereby represents, warrants and covenants to Landlord as follows:

            (a) Operating Agreements. Tenant shall provide to Landlord, within ten (10) days after execution or receipt thereof, as applicable, copies of all franchise and other operating agreements (including without limitation, any buy-sell agreements or similar agreements affecting the control of the business being operated at or from the Premises) pursuant to which the business is being operated at or from the Premises which are not in effect as of the date of this Lease, and all modifications, supplements or other amendments to, and notices of breach or default under, all such agreements, whether now existing, or hereafter entered into. Tenant further covenants at all times during the Lease Term to operate the business being conducted at or from the Premises in compliance with such franchise or other operating agreements.

            (b) Change in Financial Condition. No material adverse change has occurred with respect to the financial condition of Tenant, any Affiliate of Tenant operating the business being conducted at or from the Premises, or such business since the date of the most recent Quarterly Statement or Annual Statement (as hereinafter defined), as applicable, delivered to

Landlord, and Tenant and any such Affiliate each has not entered into any material transaction outside the ordinary course of its business operations being conducted at the Premises.

            (c) Proceedings. No proceeding at law or in equity or before any administrative agency or arbitrator or similar forum is pending or, to the knowledge of Tenant, threatened which could reasonably be expected to result in a material adverse change in the financial condition of Tenant, any Affiliate of Tenant operating the business being conducted at or from the Premises, or either such party's ability to conduct its business at the Premises.

            (d) Compliance with Financial Covenants of Operating Agreements. Tenant and any Affiliate operating the business being conducted at or from the Premises are in compliance in all material respects with all financial covenants required to be maintained pursuant to all franchise and other agreements pursuant to which Tenant or such Affiliate operates the business being conducted at or from the Premises.

            (e) Tenant and Guarantor Financial Statements. Tenant and each Guarantor, if any, shall provide Landlord and any Mortgagee, at the times set forth herein (or more often as may be reasonably requested by Landlord), the following financial information during the Lease Term: (i) within forty-five
(45) days after the end of each fiscal quarter, Tenant- or Guarantor-prepared year-to-date financial statements of Tenant and of each Guarantor, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (the "Quarterly Statements"); (ii) within ninety (90) days after the end of each fiscal year of Tenant and each Guarantor, annual financial statements prepared in accordance with GAAP, consistently applied, audited or reviewed by an independent certified public accountant (the "Annual Statements"); and (iii) such additional financial information as Landlord shall reasonably request. Notwithstanding the foregoing provisions of this Section 10.1(e) to the contrary, during any period that (I) Tenant is a wholly-owned subsidiary of Guarantor, (II) financial statements and tax returns of Tenant, Guarantor, and other wholly-owned subsidiaries of Guarantor are prepared on a consolidated basis, and (III) such consolidated financial statements and tax returns do not also aggregate financial data for any entities that are not wholly-owned by Guarantor, then such financial statements and tax returns may be provided on such a consolidated basis. Further notwithstanding anything to the contrary contained herein, with respect to any period during the Lease Term in which Tenant is, or is wholly owned by, a public company, Tenant shall be permitted to satisfy the conditions contained in this Section 10.1(e) by delivering to Landlord, at the times required herein, all such financial information as Tenant (or such public company that wholly owns Tenant, as applicable) is required to file with the United States Securities and Exchange Commission, and such additional financial information as may be required by Landlord to obtain or comply with the terms of any Mortgage; provided, however, that to the extent any such financial information is of a confidential nature, Landlord agrees to enter into confidentiality agreements with Tenant in forms reasonably acceptable to Landlord.

            (f) Cash Flow Coverage Ratio Certification. Tenant shall provide to Landlord, within forty-five (45) days after the end of each fiscal quarter, a written calculation, prepared by Tenant or a Guarantor and certified by Tenant's and each Guarantor's chief financial officer, evidencing that Tenant, taken together as a whole with all Guarantors, shall have maintained a Cash Flow Coverage Ratio, during the past four (4) calendar quarters taken as a whole, of no less than 1.5 to 1.0, based on the Quarterly Statements and Annual Statements delivered to Landlord pursuant to Section 10.1(e) above. For purposes of this Lease, "Cash Flow Coverage Ratio" shall mean the quotient of (i) the sum of (with respect to Tenant and all Guarantors) all net income (computed in accordance with GAAP, consistently applied) plus (A) income taxes, (B) all rent payable under all leases for real property and improvements to which Tenant or any Guarantor is a party ("Aggregate Rent Obligations"), (C) depreciation and amortization, (D) owners' compensation and bonuses in excess of the lesser of Five Hundred Thousand Dollars ($500,000) or twenty-five one-hundredths of one percent (0.25%) of the revenue of Tenant and all Guarantors, taken as a whole; (E) the annual LIFO adjustment; and (F) other non-cash expenses, less recurring capital expenditures and principal payments under long-term debt divided by (ii) the Aggregate Rent Obligations. Tenant and each Guarantor shall provide to Landlord, within ten (10) days after request, all evidence reasonably requested supporting the Cash Flow Coverage Ratio calculations delivered to Landlord.

            (g) Disclosure. This Lease does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein not misleading in light of the circumstances in which it was made. To Tenant's knowledge, there is no event, fact or occurrence that has resulted, or in the future (so far as Tenant can reasonably foresee) could result, in any material adverse change in the financial condition of Tenant or its Affiliate operating the business being conducted at or from the Premises from the most recent Quarterly Statements or Annual Statements, as applicable, provided to Landlord.

            (h) [Intentionally omitted].

            (i) Material Litigation. Within ten (10) days after Tenant has knowledge of any litigation or other proceeding related to or arising out of this Lease or the Premises in which claims are asserted in an amount in excess of Fifty Thousand Dollars ($50,000), that (a) may be instituted against Tenant or its Affiliate or (b) may affect the title to or the interest of Landlord in the Premises, Tenant shall give written notice thereof to Landlord. If and to the extent Landlord reasonably determines that such proceeding may adversely affect the Premises or this Lease, Landlord may, after notice to Tenant, undertake such investigation or proceeding and Tenant shall pay all reasonable costs and expenses related thereto that are incurred by Landlord, as additional rent, within ten (10) days after delivery of written evidence thereof, whether or not Landlord has received notice from Tenant of such investigation or proceeding, and whether or not an Event of Default has occurred or has been cured. Notwithstanding anything to the contrary contained herein, in the event that Tenant provides written notice to Landlord requesting the right to undertake such investigation and/or proceeding and specifying, in such detail as Landlord shall reasonably require, the manner in which it will perform the same, Landlord shall approve such request if Landlord determines, in its sole and absolute discretion, that (I) the same will not adversely affect the Premises and (II) the same will not violate the terms of any Mortgage and shall be in accordance with all policies and procedures that Landlord and/or the holder of any Mortgage may require; provided, however, that such approval may be revoked by Landlord at any time if Landlord determines, in its sole and absolute discretion, that Tenant is not proceeding with such investigation and/or proceeding in accordance with the terms outlined to Landlord in its request for approval or is not prosecuting the same to completion with due diligence.

                                   ARTICLE XI
                           SECURITY DEPOSIT; GUARANTY

      11.1 Security Deposit. Simultaneously with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit Amount (as defined in Section 1.6) as a security deposit which shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the security deposit. Within approximately sixty (60) days after the later of the expiration or earlier termination of the Lease Term or Tenant's vacating the Premises, Landlord shall return such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant's obligations, or any default by Tenant, under this Lease. If there shall be any default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rent, additional rent or any other sum as to which Tenant is in default, or
(b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the security deposit is so used or applied, then within three (3) business days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant's failure to do so shall constitute an Event of Default under this Lease.

      11.2 Guaranty. As additional security for the faithful performance by Tenant of all covenants, conditions and agreements of this Lease, each Guarantor (as defined in Section 1.11 above) has executed and delivered to Landlord a guaranty of lease (the "Guaranty") in the form attached to the Purchase Agreement.

                                   ARTICLE XII
                                   INSPECTION

      12.1 Inspection of Premises. At all times (after reasonable notice, except in the event of emergency) Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises, or to exhibit the same to brokers, prospective tenants (but only (a) after an Event of Default or (b) during the last twelve (12) months of the then-current Lease Term), lenders, purchasers and others. Landlord shall endeavor to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry.

                                  ARTICLE XIII
                                    INSURANCE

      13.1 Insurance.

            (a) Types and Amounts of Required Insurance Coverage. Throughout the Lease Term, Tenant shall obtain and maintain (I) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease (including the indemnity obligations set forth in this Lease), premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance, including coverage for flood and, upon Landlord's request, earthquake, (4) comprehensive automobile liability insurance (covering automobiles owned or operated by Tenant), (5) worker's compensation insurance, and (6) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the greater of (x) Three Million Dollars ($3,000,000) combined single limit per occurrence with a Five Million Dollar ($5,000,000) annual aggregate and (y) the minimum amounts required under the franchise agreement or other license pursuant to which Tenant or its Affiliate operates the business at or from the Premises. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent, Impositions and all other additional rent payable under this Lease during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the improvements installed on or about the Premises as of the Lease Commencement Date, all Alterations and all other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Tenant shall have the right to maintain the insurance coverages set forth in this Article under a blanket insurance policy covering other premises owned or operated by Tenant, provided that (i) the Premises is covered independently by such blanket insurance policy to the full extent required by this Article, and (ii) such coverage for the Premises shall not be diminished for any reason whatsoever (including without limitation a claim made with respect to any other premises) during the Lease Term.

            (b) Conditions of Insurance Coverage. All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Premises is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A-:XII from Best's Insurance Guide; (2) name Landlord and the holder of any Mortgage as additional insureds and/or loss payees (as applicable), and all loss adjustment shall require the written consent of Landlord and Tenant, and such Mortgagee, if applicable; (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary and non-contributory; (7) contains an endorsement for cross liability and severability of interests; and (8) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mall, return receipt requested) of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for owners or tenants of comparable properties in the vicinity of the Premises to carry insurance of such higher minimum amounts or of such different types. Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease and at least annually thereafter, (A) a certificate of all such insurance, (B) receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations), and (C) a certification from Tenant's insurance agent for the benefit of Landlord confirming that Tenant is carrying all of the insurance required pursuant to this Article, and that such coverage is in full force and effect. Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

                                   ARTICLE XIV
                              LIABILITY OF LANDLORD

      14.1 Release of Landlord. Landlord, its Affiliates, employees and agents shall not be liable to Tenant, its Affiliates and Invitees or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever, including without limitation the following: the violation of any Environmental Law or the use, storage or disposal of any Hazardous Materials at, on or under the Premises (whether prior or subsequent to the Lease Commencement Date); repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other person or entity; leakage in any part of the Premises from water, rain, ice or snow that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Premises; and, notwithstanding anything to the contrary contained in Section 21.1 below, (a) the encroachment of improvements over, under, into, or across the boundaries of the Premises, easements, setback requirements, or utilities (including, without limitation, storm drains and overhead power lines), or (b) the extinguishment of any easement benefiting (or constituting a portion of) the Premises in connection with the foreclosure of any mortgage or deed of trust superior to such easement. Any property placed by Tenant, its Affiliates or Invitees in or about the Premises shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by Landlord's willful misconduct or gross negligence; provided, however, that in no event shall Landlord have any liability for any loss to Tenant's business or any other indirect losses or consequential damages.

      14.2 Indemnification of Landlord. Tenant shall reimburse Landlord, its Affiliates, partners, officers, directors, members, trustees, employees, agents and mortgagees (as additional rent) for, and shall indemnify, defend upon request and hold them harmless from and against, all costs, damages (including punitive and consequential damages), claims, liabilities, reasonable, out-of-pocket expenses (including attorneys' fees, disbursements and actual costs), losses, penalties and court costs suffered by or claimed against any of them, directly or indirectly, based on or arising out of, in whole or in part,
(a) the use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or its Affiliates or Invitees, (c) any Environmental Law (irrespective of whether there has occurred a violation thereof) relating to the Premises, including without limitation, any loss of value to the Premises in connection therewith, and (d) any breach of Tenant's obligations under this Lease, including without limitation, the failure to comply with Laws.

      14.3 Liability Accruing Subsequent to Transfer. No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Premises or a landlord's interest therein. Within five (5) business days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

      14.4 Tenant's Remedies. Tenant shall not have the right to set off, recoup, abate or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

      14.5 Landlord's Liability. If Tenant or its Affiliates or Invitees are awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Premises. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an "officer") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

                                   ARTICLE XV
                              DAMAGE OR DESTRUCTION

      15.1 Tenant's Restoration Obligations. If the improvements located on the Premises are totally or partially damaged or destroyed, then promptly after such damage or destruction, Tenant shall promptly repair, rebuild, or restore all damaged improvements on or about the Premises, in accordance with the following, so as to make the Premises at least equal in value to the Premises existing immediately prior to such damage or destruction. All such restoration shall be at Tenant's expense; provided, however, that Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord after deduction of any costs incurred in connection with the collection thereof, including reasonable attorneys' fees. Payment to Tenant of such net proceeds shall be made in accordance with reasonable procedures customarily required in connection with construction loans. Tenant shall deliver to Landlord for Landlord's approval (which shall be granted or withheld in accordance with the standards set forth in Section 9.2 for Landlord's consent to Alterations) the plans and specifications for such restoration. Promptly after receiving Landlord's approval of such plans and specifications, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Upon Landlord's approval thereof, Tenant will begin such repairs or restoration and will prosecute the repairs and restoration to completion with diligence and in accordance with the terms and conditions contained in Article IX of this Lease. Landlord and its architects and engineers shall have the right to inspect the Premises from time to time during such repair and restoration. In no event, however, shall Landlord have any liability whatsoever for any defects in the design or construction of the repairs and restoration, or the compliance of the plans and specifications with Laws. In no event shall any damage or destruction cause an abatement of any rent required to be paid by Tenant under this Lease, nor permit any termination of this Lease.

                                   ARTICLE XVI
                                  CONDEMNATION

      16.1 Permanent Taking. If the entire Premises, or the use or occupancy thereof, shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned") so as to render Tenant unable to operate the business being conducted at or from the Premises as of the Lease Commencement Date, as reasonably determined by Landlord, then this Lease shall terminate on the day prior to the date title thereto vests in such authority, and rent shall be apportioned as of such date. If less than the entire Premises or occupancy thereof is permanently condemned, but such partial condemnation renders Tenant unable to operate the business being conducted at or from the Premises as of the Lease Commencement Date, as reasonably determined by Landlord, then Tenant shall have the right to terminate this Lease upon written notice thereof to Landlord within ten (10) business days after Tenant receives notice of such taking, this Lease shall terminate on the day prior to the date title thereto vests in the applicable authority, and rent shall be apportioned as of such date. If less than the entire Premises or occupancy thereof is permanently condemned and such partial condemnation does not render Tenant unable to operate the business being conducted at or from the Premises as of the Lease Commencement Date, as reasonably determined by Landlord, then this Lease shall remain in full force and effect. Notwithstanding anything to the contrary contained in this Article, if the condemnation is the result of the failure of Tenant to maintain the Premises in the condition required under this Lease, then upon such termination, Tenant shall pay to Landlord as liquidated damages, an amount equal to the sum of all Base Rent, additional rent and other sums which would have been payable under this Lease through the remainder of the Lease Term in the absence of such termination. For purposes of this Section, the Premises or portion thereof, as applicable, shall be deemed to be permanently condemned if condemned for a period in excess of twenty-four (24) consecutive calendar months.

      16.2 Temporary Taking. If all or any portion of the Premises is condemned for a period of twenty-four (24) consecutive calendar months or less, all of the terms and conditions of this Lease shall remain in full force and effect, notwithstanding such condemnation. In such event, there shall be no abatement of rent or other amounts payable under this Lease.

      16.3 Awards. All awards, damages and other compensation paid on account of condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures (a)(i) which were installed in the Premises at Tenant's expense following the Lease Commencement Date or (ii) that Tenant retained title to as of the Lease Commencement Date, and (b) which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

                                  ARTICLE XVII
                                     DEFAULT

      17.1 Events of Default. Each of the following shall constitute an "Event of Default": (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum; provided, however, that with respect to the first
(1st) such failure in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) business days after Landlord delivers written notice thereof to Tenant;
(b) Tenant's failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section, which failure continues for twenty (20) days after Landlord delivers written notice thereof to Tenant, or, provided that if such failure cannot be cured within such twenty
(20) day period, and Tenant begins such cure promptly within such twenty (20) day period and thereafter diligently pursues the same to completion, then Tenant shall have such additional time, up to an additional forty (40) days, as is necessary to effect such cure; provided, however, that no cure period whatsoever shall be applicable if, in Landlord's sole and absolute discretion, (i) such failure raises a life/safety issue with respect to the Premises or its occupants or visitors, including but not limited to, a threat of personal injury or continuing physical injury to the Premises, and/or (ii) with respect solely to an Environmental Default (as specified in Section 6.3), such failure would materially adversely affect Landlord and/or the Premises; (c) Tenant's abandonment of or failure to occupy continuously the Premises; (d) an Event of Bankruptcy as specified in Article XVIII; (e) Tenant's dissolution or liquidation; (f) [intentionally omitted]; (g) any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease not permitted by Article VII; (h) any representation, warranty or covenant made by Tenant for itself or an Affiliate is incorrect in any material respect when made; (i) any termination or relinquishment of any franchise or license pursuant to which Tenant or an Affiliate conducts business at or from the Premises as of the date of this Lease, unless Tenant or its Affiliate conducting business at or from the Premises has entered into a new written franchise or license, as applicable, for the operation of motor vehicle retail or related businesses at the Premises within thirty (30) days after the termination or relinquishment of the previous franchise or license, as applicable, which new franchise or license, as applicable, shall have been approved in writing by Landlord in the exercise of its commercially reasonable discretion; (j) a final, non-appealable judgment for the payment of money not fully covered by insurance is rendered against Tenant or any Affiliate conducting business at or from the Premises, and the same has not been discharged, vacated, bonded, appealed or stayed within thirty (30) days after rendering of the same; (k) any failure to maintain the insurance required pursuant to Article XIII above, which failure continues for three (3) days after Landlord delivers written notice thereof to Tenant; (1) any default by Tenant, any Guarantor or any of Tenant's Affiliates under any other instrument entered into with or for the benefit of Landlord or any of Landlord's Affiliates, which default continues following any applicable notice and cure period provided in such instrument; and (m) any breach of Tenant's covenant regarding the Case Flow Coverage Ratio requirement described in Section 10.1(f) above; provided, however, that no Event of Default shall be deemed to have occurred pursuant to this Section 17.1(m) if, upon such breach, Tenant promptly commences and thereafter diligently pursues the cure of the breach of the covenant.

      17.2 Landlord's Remedies. If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent. additional rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any right of renewal, expansion, first offer or refusal and any right to purchase the Premises contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. If there exists an Event of Default under this Lease and Tenant has vacated the Premises, then Landlord shall thereafter use reasonable efforts to relet the Premises; provided, however, that Tenant hereby acknowledges the special use of the Premises for the conduct of business by a franchised dealer of motor vehicles and agrees that the ability of Landlord to relet the same to another dealer of motor vehicles under a franchise agreement satisfactory to Landlord is extremely uncertain and would be likely to require a substantial amount of time. Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted. Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and reasonable, out-of-pocket expenses (including, but not limited to, attorneys' fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual or consequential damages suffered or incurred by Landlord on account of Tenant's default (including, but not limited to, late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant's default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of
(i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Lease Term, plus (ii) all reasonable, out-of-pocket expenses (including broker and attorneys' fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated in the period extending beyond the scheduled expiration of the Lease Term (collectively, the "Extra Rent') against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of

Tenant's right of possession.

      17.3 Tenant Waiver. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

      17.4 Landlord's Rights Cumulative. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

      17.5 Accord and Satisfaction. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

      17.6 Default Rate. If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then, after the expiration of the applicable notice and cure period (if any) set forth in
Section 17.1, Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all reasonable, out-of-pocket expenses incurred by Landlord, plus interest thereon at a rate (the "Default Rate") equal to the lesser of (a) the greater of (i) eighteen percent (18%) per annum or (ii) the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, or
(b) the highest lawful rate per annum, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder.

      17.7 Late Fee. If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the date that is five (5) days after the date on which such payment is due and payable (without regard to any grace period specified in Section 17.1), then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand.

      17.8 Joint and Several Liability. If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

      17.9 Subordination of Landlord's Interest. Landlord will agree to subordinate its interest in any of Tenant's equipment, machinery, or other personalty to any lien or security interest then being granted to a bona fide third party financial institution by Tenant in or to any of Tenant's equipment, machinery, or other personalty as security for indebtedness secured for the sole purpose of financing the purchase or leasing of such equipment, machinery, or other personalty; provided that the secured party agrees in writing to provide written notice of any defaults under such financing to Landlord, to provide reasonable advance notice to Landlord prior to removing such collateral, and to promptly repair any damage to the Premises that occurs if the secured party removes its collateral.

                                  ARTICLE XVIII
                                   BANKRUPTCY

      18.1 Events of Bankruptcy. An "Event of Bankruptcy" is the occurrence with respect to any of Tenant, a Guarantor or any other person liable for Tenant's obligations hereunder (including, without limitation, any general partner (or, if Tenant is a limited liability company, any member of Tenant) of Tenant (a "General Partner")) of any of the following: (a) such entity or person becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code") or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of such entity or person, or the institution of a foreclosure or attachment action upon any property of such entity or person; (c) filing by such entity or person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such entity or person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2)results in the issuance of an order for relief against the debtor; or (e) such entity or person making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such entity or person submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; or (g) a decrease by fifty percent (50%) or more of such entity's or person's net worth below the net worth of such entity or person as of the date hereof.

      18.2 Remedies. Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XVII; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XVII. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty
(30) days preceding the Case must be greater than ten (10) times the next monthly installment of Base Rent and additional rent due; (2) both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises: (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (7) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (8) Trustee must comply with all duties and obligations of Tenant under this Lease; (9) financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the Tenant and Guarantors as of the date of this Lease; and (10) all assurances of future performance specified in the Bankruptcy Code must be provided.

                                   ARTICLE XIX
                                  SUBORDINATION

      19.1 Subordination. This Lease shall be subject and subordinate to the lien, provisions. operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Premises (collectively, "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof, provided that Landlord obtains for Tenant a non-disturbance agreement providing for the continuation of this Lease in the event of any transfer of the Premises (subject to the terms and conditions contained therein), on the standard form of the holder of any then-applicable Mortgage. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof. Tenant shall, within five (5) business days after Landlord's request, execute any requisite or appropriate document confirming the foregoing subordination.

      19.2 Attornment and Non-Disturbance. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Premises or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the written consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

      19.3 Lender Required Modifications. If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof.

      19.4 Lender Cure Rights. If (a) the Premises are at any time subject to a Mortgage, (b) this Lease and rent payable hereunder is assigned to the holder of the Mortgage, and (c) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (i) such holder shall have at least thirty
(30) days to cure the default; (ii) if such default cannot be cured with reasonable diligence and continuity within thirty (30) days, such holder shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (iii) if the default cannot reasonably be cured without such holder having obtained possession of the Premises, such holder shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Premises and thereafter to cure the default with reasonable diligence and continuity. If more than one such holder makes a written request to Landlord to cure the default, the holder making the request whose lien is the most senior shall have such right.

                                   ARTICLE XX
                                  HOLDING OVER

      20.1 Hold Over. If Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then Tenant shall automatically forfeit all rights to the security deposit then being held by Landlord pursuant to this Lease and the Base Rent payable by Tenant hereunder shall be increased to equal two hundred percent (200%) of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

                                   ARTICLE XXI
                                 QUIET ENJOYMENT

      21.1 Quiet Enjoyment. Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

                                  ARTICLE XXII
                          OPTIONS TO EXTEND LEASE TERM

      22.1 Renewal Rights. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option. to renew the term of this Lease for eight
(8) successive terms of five (5) years each. If exercised, and if the conditions applicable thereto have been satisfied, the first such renewal term shall commence immediately following the end of the initial Lease Term provided in Sections 1.2 and 3.1 of this Lease and the second renewal term, and each renewal term thereafter, shall commence immediately following the end of the previous renewal term. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

            (a) Tenant shall exercise its right of renewal with respect to a renewal term by giving Landlord written notice thereof not earlier than fifteen
(15) months nor later than twelve (12) months prior to the expiration of the then-current term of this Lease. Notwithstanding the foregoing sentence to the contrary, Tenant's failure to give Landlord, on or before the date that is twelve (12) months prior to the expiration of the then-current term of this Lease, written notice of Tenant's election not to exercise such right of renewal shall conclusively be deemed to constitute timely and irrevocable exercise of Tenant's right of renewal with respect to the applicable renewal period, without any necessity for a written notice of Tenant's exercise of such right of renewal. Notwithstanding the foregoing provisions of this Section 22.1(a) to the contrary, if (i) during any such period Tenant gives Landlord actual (and not deemed) written notice of Tenant's election to renew, and (ii) on or before the date that is twelve (12) months prior to the expiration of the then-current term of this Lease Tenant gives Landlord written notice of Tenant's election not to renew, then the first notice received by Landlord shall govern, and any others with respect to such renewal term shall be disregarded by Landlord.

            (b) The Base Rent during each Renewal Term shall be the amounts set forth therefor in Section 1.5 above for the applicable Lease Years within each such Renewal Term. If there exists an Event of Default under this Lease on the date Tenant sends a renewal notice or any time thereafter until a Renewal Term is to commence, at Landlord's election, such Renewal Term shall not commence.

            (c) If Tenant's right of renewal with respect to a Renewal Term lapses for any reason (including without limitation, Tenant's failure to timely provide a renewal notice), then Tenant's right of renewal with respect to any subsequent Renewal Term shall similarly lapse and be of no further force or effect.

            (d) Tenant's rights of renewal under this Section may be exercised only by Tenant and may not be exercised by any transferee, sublessee or assignee of Tenant.

                                  ARTICLE XXIII
                               GENERAL PROVISIONS

      23.1 Relationship Between Landlord and Tenant. Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Premises or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Premises and Tenant.

      23.2 Brokers. Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any third party broker, agent or finder. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt.

      23.3 Estoppel.

            (a) At any time and from time to time, upon not less than five (5) days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease and that certain franchise agreement by and between Lithia Dodge, L.L.C. (d/b/a Lithia Mazda), and Mazda Motor of America, Inc., that certain franchise agreement by and between Lithia TLM, LLC (d/b/a Lithia Lincoln Mercury), and Ford Motor Company dated June 1, 1997, and that certain franchise agreement by and between Lithia TLM, LLC, successor in interest to Lithia Motors, Inc. (d/b/a Lithia Toyota), and Toyota Motor Sales, USA, Inc., dated as of February 15, 1996 (each, a "Franchise Agreement") each are unmodified and in full force and effect (or if there have been modifications, that this Lease or each Franchise Agreement, as applicable, is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Premises; (f) that Tenant has accepted the Premises; and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Premises, any prospective purchaser of the Premises, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Premises. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, then all matters contained in such statement shall be deemed true and accurate.

            (b) From time to time (but not more often then once in any twelve
(12) month period), upon not less than five (5) business days' prior written notice, Landlord shall execute, acknowledge and deliver to Tenant a written statement certifying, to the best of Landlord's actual knowledge: (a) whether or not Tenant is in default in the performance of any obligation under this Lease, and if so, specifying the nature of such default; (b) the address to which notices to Landlord are to be sent; and (c) such other matters as Tenant may reasonably request. Any such statement may be relied upon by Tenant and any lender providing financing to Tenant.

      23.4 Arbitration.

            (a) Notwithstanding anything to the contrary contained in this Lease, except with respect to the payment of Base Rent and additional rent hereunder, in the event a controversy arises between the parties as to any of the requirements of this Lease, which the parties are unable to resolve, the parties agree to waive the remedy of litigation (except for extraordinary relief in an emergency situation) and agree that such controversy shall be determined by arbitration as hereafter provided in this Section 23.5.

            (b) The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration before the American Arbitration Association. The selection of arbitrators shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association. The party or parties giving notice shall request a listing of available arbitrators from the American Arbitration Association, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen (15) days, it is agreed that the American Arbitration Association may make such selections as are necessary to complete the panel of three (3) arbitrators.

            (c) Within five (5) business days after the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in Washington, D C., at which the parties may appear and be heard, which shall be no later than fifteen (15) days after certification of the arbitration panel. The applicable rules shall be those in effect at the time for the resolution of commercial disputes promulgated by the American Arbitration Association. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy. Provided, however, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

      23.5 Notices. All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the next business day after deposit with a recognized overnight delivery service, or on the second day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at the Landlord Notice Address specified in Article I, with a copy to Shaw Pittman, 2300 N Street, N.W., Washington, D.C. 20037, Attn: Richard F. Williamson; (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any cure of Landlord's default by such holder shall be treated as performance by Landlord. If Tenant or the holder of any Leasehold Financing notifies Landlord that a copy of any notice to Tenant shall be sent to such holder at a specified address, then Landlord shall send (in the manner specified in this Section and at the same time such notice is sent to Tenant) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any cure of Tenant's default by such holder prior to the expiration of the applicable notice and cure period (if any) set forth in Section 17.1 shall be treated as performance by Tenant.

      23.6 Validity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

      23.7 Pronouns. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

      23.8 Successors and Assigns. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

      23.9 Entire Agreement. This Lease and the Purchase Agreement (to the extent surviving the transfer of the Premises to Landlord) together contain and embody the entire agreement of the parties hereto with regard to the subject matter hereof and supersede all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease or the Purchase Agreement (to the extent surviving) shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

      23.10 Governing Law. This Lease shall be governed by the Laws of the jurisdiction in which the Premises are located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

      23.11 Headings. Headings are used for convenience and shall not be considered when construing this Lease.

      23.12 Execution and Delivery. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

      23.13 Time of Essence. Time is of the essence with respect to each of Landlord's and Tenants obligations hereunder.

      23.14 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

      23.15 Waiver of Jury Trial. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS OF TENANT EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, ALL GUARAUNTORS AND ALL GENERAL PARTNERS OF TENANT EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE COMMONWEALTH OF VIRGINIA OR IN THE JURISDICTION IN WHICH THE PREMISES IS LOCATED. AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CON VENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

      23.16 Additional Rent. Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

      23.17 Survival of Obligations. Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

      23.18 Force Majeure. For purposes of this Lease, the term "Force Majeure" shall mean fire, act of God, governmental act or failure to act, strike, labor dispute. inability to procure materials, or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events).

      23.19 No Representations. Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

      23.20 Delivery of Keys. At the expiration or earlier termination of the Lease Term,

Tenant shall deliver to Landlord all keys and security cards to the Premises and the improvements thereon, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

      23.21 Representations Regarding Organization and Authorization.

            (a) Landlord and the person executing and delivering this Lease on Landlord's behalf each represents and warrants that such person is duly authorized to so act; that Landlord is duly organized, is qualified to do business in the jurisdiction in which the Premises are located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Premises are located, and has the power and authority to enter into this Lease; and that all action required to authorize Landlord and such person to enter into this Lease has been duly taken.

            (b) Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Premises are located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Premises are located, and has the power and authority to enter into this Lease and to conduct its business in the manner being conducted; and that all action required to authorize Tenant and such person to enter into this Lease and to conduct its business in the manner being conducted has been duly taken.

            (c) Tenant and the person executing and delivering this Lease on Tenant's behalf each represents, warrants and covenants that any Affiliate that conducts any business on or from the Premises, whether now or hereafter, shall be duly organized, qualified to do business in the jurisdiction in which the Premises are located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Premises are located, and shall have the power and authority to conduct its business in the manner being conducted; and that all action required to authorize such Affiliate to so conduct such business on or from the Premises shall have been duly taken.

      23.22 Prevailing Party. In the event of any legal proceeding brought by either party against the other under this Lease, the prevailing party. shall be entitled to recover all reasonable costs and expenses incurred in connection with such proceeding. including reasonable attorneys fees, disbursements and actual costs.

      23.23 Attorney-In-Fact. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default, for Tenant in Tenant's name, place, and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all necessary documents, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of the Premises, and to do any and all other acts incidental to any of the foregoing, as fully as Tenant might or could do if personally present or acting, with frill power of substitution. Tenant hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof This power of attorney is coupled with an interest and is irrevocable prior to the full performance of Tenant's obligations hereunder.

                                  ARTICLE XXIV
                 REIT REPRESENTATIONS, WARRANTIES AND COVENANTS

      24.1 REIT Status. Tenant acknowledges that Capital Automotive REIT, a Maryland real estate investment trust and the general partner of Landlord (the "Company"), intends to elect to be taxed as a real estate investment trust (a "REIT") under the Code. Tenant shall not take or omit to take any action, or permit any status to exist at the Premises, which would adversely affect the Company's status as a REIT. Tenant hereby agrees to modifications of this Lease which do not materially adversely affect Tenant's rights and liabilities hereunder if such modifications are required to retain or clarify the Company's status as a REIT.

      24.2 Sublease and Assignment Restrictions. Notwithstanding anything contained herein to the contrary and without limiting the generality of Section
24.1 above, Tenant shall not: (a) sublet all or part of the Premises or assign this Lease on any basis such that the rental or other amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (b) sublet all or part of the Premises or assign this Lease to any person or entity in which, under Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), Landlord or its general partner owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code), a ten percent (10%) or greater interest; or (c) sublet all or part of the Premises or assign this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this
Section 24.2 shall likewise apply to any further subleasing by any subtenant. All references herein to Section 856 of the Code also shall refer to any amendments thereof or successor provisions thereto.

      24.3 Personal Property. Anything contained in this Lease to the contrary notwithstanding and without limiting the generality of Section 24.1 above, the average of the adjusted tax bases of the items of personal property that are leased to Tenant under this Lease, if any, at the beginning and at the end of any calendar year shall not exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of the Premises at the beginning and at the end of each such calendar year. This Section 24.3 is intended to insure that the rent payable hereunder qualifies as "rents from real property," within the meaning of
Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

      24.4 Interests in REIT. Without limiting the generality of Section 24.1 above, Tenant covenants and agrees that, during the Lease Term, Tenant and its controlling shareholders and its or their Affiliates will not acquire, directly or indirectly, more than a nine and nine-tenths percent (9.90%) interest in Capital Automotive REIT, within the meaning of Section 856(d)(2)(B) of the Code, and any amendments thereof or successor provisions thereto. Tenant covenants and agrees that it will divest itself or cause such others to divest themselves of such shares of Capital Automotive REIT as may be necessary to satisfy the limitations of this Section.

                                   ARTICLE XXV
                            FIRST RIGHT TO NEGOTIATE

      25.1 In the event that Lithia Properties, LLC, or any entity controlled by Lithia Properties, LLC (collectively, the "Selling Entity"), elects to market any real property owned by it (each such parcel, an "Additional Property) during the Lease Term (as the same may be extended or renewed), then Landlord shall have a first right to negotiate for the purchase of such Additional Property on the following terms and conditions. Prior to so marketing such Additional Property, the Selling Entity shall notify Landlord in writing (the "Pre-Marketing Notice") of the price at which the Selling Entity intends to market such Additional Property (the "List Price"). If Landlord desires to purchase such Additional Property at the List Price. then Landlord shall provide the Selling Entity with written notice thereof within thirty (30) days after the date of the Pre-Marketing Notice. If Landlord delivers such notice within such thirty (30) day period, then, for a period of thirty (30) days, Landlord and the Selling Entity shall negotiate in good faith regarding the terms and conditions of such sale. If, during such thirty (30) day period, the parties are unable to agree on such terms and conditions (or if Landlord did not timely respond to the Pre-Marketing Notice), then Landlord's right to purchase the Additional Property at the List Price shall lapse and be of no further force or effect, and thereafter the Selling Entity may offer or sell the Additional Property at any price equal to or greater than ninety-five percent (95%) of the List Price (or the lowest List Price, to the extent Landlord has been offered the Additional Property more than once) applicable to such Additional Property without triggering Landlord's rights under this Section. However, the Selling Entity may not offer or sell such Additional Property for less than ninety-five percent (95%) of the List Price (or the lowest List Price applicable to such Additional Property, to the extent Landlord has been offered such Additional Property more than once) without again triggering Landlord's rights under this Section.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

                                        LANDLORD:

WITNESS/ATTEST:                         CAR LIT L.L.C.,
                                        a Delaware limited liability company

                                        Capital Automotive L.P.,
                                        A Delaware limited partnership,
                                        managing member

                                        By: Capital Automotive REIT,

                                        General partner

___________________________________     By:_______________________________[SEAL]
                                        Name:___________________________________
                                        Title:__________________________________


                                        TENANT:

WITNESS/ATTEST:                         LITHIA REAL ESTATE,
                                        an Oregon corporation

___________________________________     By:_______________________________[SEAL]
                                        Name:___________________________________
                                        Title:__________________________________

                                    EXHIBIT B

             FORM OF CERTIFICATE CONFIRMING LEASE COMMENCEMENT DATE

      This Certificate is being provided to Tenant pursuant to the terms of that certain Lease Agreement dated as of June ___, 1999, by and between CAR LIT L.L.C., as Landlord, and Lithia Real Estate, Inc., as Tenant (the "Lease"). This Certificate shall confirm that the Lease Commencement Date is June ___, 1999, and accordingly, the initial term of the Lease shall expire on May 31, 2011, unless earlier terminated or extended pursuant to the terms of the Lease.

                                   CAR LIT L.L.C.


                                   By: Capital Automotive L.P., managing member


                                   By: Capital Automotive REIT, general partner


                                   By:____________________________________[SEAL]
                                   Name:________________________________________
                                   Title:_______________________________________

                                    EXHIBIT C

                            GLOSSARY OF DEFINED TERMS

TERM                                            SECTION
----                                            -------

ADA                                                 5
Additional Property                                37
Affiliate                                          11
Aggregate Rent Obligations                         15
Alterations                                        12
Annual Statements                                  14
Assign                                              8
Bankruptcy Code                                    25
Base Rent                                           1
Case                                               26
Cash Flow Coverage Ratio                           15
Code                                               36
Company                                            36
Condemned                                          20
Control                                            11
Default Rate                                       25
Environmental Default                               7
Environmental Law                                   6
Event of Bankruptcy                                25
Event of Default                                   21
Extra Rent                                         23
Force Majeure                                      34
Franchise Agreement                                31
GAAP                                               14
General Partner                                    25
Guarantor(s)                                        2
Guaranty                                           16
Hazardous Materials                                 6
Impositions                                         4
Insolvency Laws                                    25
Invitees                                           11
Landlord                                        Recitals
Landlord's Income Taxes                             4

Landlord Notice Address                             2
Laws                                                5
Lease                                           Recitals
Lease Commencement Date                             1

TERM                                            SECTION
----                                            -------

Lease Term                                         1
Lease Year                                         3
List Price                                        37
Mortgage                                           9
Mortgages                                         27
Officer                                           19
Pre-Marketing Notice                              37
Premises                                           1
Quarterly Statements                              14
REIT                                              36
Renewal Options                                    1
Rents from real property                          36
Security Deposit Amount                            2
Selling Entity                                    37
Sublet                                             8
Tenant                                         Recitals
Tenant Notice Address                              2
Trustee                                           26
Utilities and Services                             5